STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of June 5, 2008, by and between COMPANY REPORTER INVESTMENTS II (the “Seller”), INTELLIHOME, INC., a Texas corporation (the “Issuer”), and the purchasers whose names appear on the signature page hereof (the “Purchasers”).

WHEREAS, Seller is the record and beneficial owner of 3,833,000 shares of the issued and outstanding Series A Convertible Preferred Stock (the “Series A Preferred Shares”) and 225,000 shares of issued and outstanding Series B Convertible Preferred Stock (the “Series B Preferred Shares” and, together with the Series A Preferred Shares, the “Stock”) of the Issuer;

WHEREAS, the Purchasers are party to a Note Purchase Agreement, dated of even date herewith (the “Funding Agreement”), with the Issuer pursuant to which the Purchasers have agreed to purchase, and the Issuer has agreed to sell, 8% Convertible Promissory Notes (the “Investor Notes”);

WHEREAS, as a condition of entering into the Funding Agreement, the Purchasers required that the Seller enter into this Agreement whereby the Seller agrees to (i) waive, and to not exercise, certain consent rights that it holds under the terms of the Stock with respect to the transactions contemplated in the Funding Agreement, and (ii) sell and convey to the Purchasers all of its right, title and interest in the Stock; all capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Funding Agreement;

WHEREAS, the Seller is willing to sell to the Purchasers the Stock on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Stock; Depository. Subject to the terms and conditions herein stated, the Seller agrees to sell, assign, transfer and deliver to the Purchasers, and the Purchasers agree to purchase from the Seller, the Stock. The Seller agrees to deliver (a) to the Purchasers thirty percent (30%) of the Stock (the “Cash Stock”) upon delivery to the Seller of the amount set forth in Section 2(a) hereof, and (b) to Michael Sanders (the “Depository Agent”), counsel to the Issuer, not later than five (5) days after the date hereof, certificate(s) evidencing seventy percent (70%) the Stock (the “Escrow Stock”) duly endorsed in blank, or accompanied by stock powers duly executed in blank. The Depository Agent shall hold the Escrow Stock until the earlier of (w) satisfaction of the obligations of the Purchasers under this Agreement and under Section 2 of the Funding Agreement (as evidenced by a written acknowledgement signed on behalf of the Issuer and the Purchasers (such written acknowledgement being referred to as the “Compliance Acknowledgement”)), or (x) the last day of the Initial Funding Period, or the Extended Funding Period, if applicable (the “Depository Period”); at which time the Escrow Stock shall be released (y) to the Seller if the Depository Agent has not received a duly executed Compliance Acknowledgement or (z) if the Depository Agent has received a duly executed Compliance Acknowledgement, to the Purchasers (allocated as provided for on the signature page hereof) from time to time on a pro rata basis as the principal amount of the CRI Note is reduced (as reflected in a written notice in form acceptable to the Depository Agent, in his sole discretion, indicating the reduction in the principal amount of the CRI Note).

2. Consideration. As consideration for the sale, assignment and transfer of the Stock, the Purchasers agree to:

(a) pay to the Seller, in cash, upon delivery of the Cash Stock to the Purchasers in accordance with Section 1, the sum of $60,000; and

(b) fully and unconditionally guarantee payment of the CRI Note.

3. Additional Agreements of the Seller. The Seller agrees to:

(a) Grant to the Purchasers an irrevocable proxy whereby the Purchasers shall have the sole and exclusive right to vote the Escrow Stock during the Depository Period; and

(b) Waive and forego, and hereby does waive and forego, its rights accruing to the Stock to (i) vote upon the transactions contemplated in the Funding Agreement and (ii) receive the stated liquidation preference with respect to the Stock; provided, however, that the waiver provided for herein shall apply only to the transactions contemplated in the Funding Agreement and shall not be deemed an amendment to the Certificates of Designation defining the rights of the Stock.

4. Representations and Warranties.

(a)  The Seller represents and warrants to the Purchasers as follows:

(i) Ownership of Stock. The Seller is the lawful record and beneficial owner of the Stock to be sold to the Purchasers or their designees, which shall be free and clear of all liens, encumbrances, restrictions and claims of every kind and character. The delivery to the Purchasers of the Stock pursuant to the provisions of this Agreement will transfer to the Purchasers valid title thereto, free and clear of any and all encumbrances and free and clear of any and all of the terms and conditions of any pledge agreements and shall vest in the Purchasers the sole voting and economic rights to the Stock.

(ii) Authority. The Seller has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto other than the Seller, this Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

(iii) No Conflicts. The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (A) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Seller is a party or by which the Seller or any of its assets and properties are bound or affected; or (B) result in or require the creation of any lien upon the Stock or, except as otherwise provided in this Agreement, any of the assets and properties of the Seller.

(b) Each Purchaser represents and warrants (on its own behalf but not on behalf of any other Purchaser) to the Seller as follows:

(i) Authority. The Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto other than the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

(ii) No Conflicts. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (A) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Purchaser is a party or by which the Purchaser or any of its assets and properties are bound or affected; or (B) result in or require the creation of any lien upon the Stock or, except as otherwise provided in this Agreement, any of the assets and properties of the Purchaser.

5. Conditions to Closing. The obligation of the Purchasers to purchase, and the Seller to sell, the Stock is conditioned upon the satisfaction or waiver, at or prior to the consummation of the sale, of the following conditions:

(a) Truth of Representations and Warranties. The representations and warranties of the other party contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct in all material respects as of the consummation of the purchase and sale.

(b) Performance of Agreements. Each and all of the agreements of the other party to be performed at or prior to the dates set forth herein pursuant to the terms hereof shall have been duly performed in all material respects.

(c) No Injunction. No court or other government body or public authority shall have issued an order that shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

(d) No Litigation. There shall not be any action, suit or proceeding pending or threatened that seeks to make the consummation of the transactions contemplated hereby illegal or otherwise restrict or prohibit consummation thereof.

6. Indemnification.

(a) Seller Indemnities. The Seller hereby agrees to indemnify and hold harmless each of the Purchasers and their affiliates from and against any and all damages, claims, losses or expenses (including reasonable attorneys’ fees and expenses) (“Damages”) actually suffered or paid by the Purchasers or their affiliates as a result of the breach of any representation or warranty made by Seller in this Agreement. To the extent that the Seller’s undertakings set forth in this Section 6(a) may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

(b) Purchaser Indemnities. The Purchasers hereby agree to indemnify and hold harmless each of the Seller and its affiliates from and against any and all Damages actually suffered or paid by the Seller or its affiliates as a result of the breach of any representation or warranty made by the Purchasers in this Agreement. To the extent that the Purchaser’s undertakings set forth in this Section 6(b) may be unenforceable, the Purchasers shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all Damages incurred by the parties entitled to indemnification hereunder.

(c) Procedures. The party seeking indemnification under this Section 6 (an “Indemnified Party”) shall give each party from whom indemnification is being sought (each, an “Indemnifying Party”) notice of any matter for which such Indemnified Party is seeking indemnification, stating the amount of the Damages, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations of an Indemnifying Party under this Section 6 with respect to Damages arising from any claims of any third party which are subject to the indemnification provided for in this Section 6 collectively, (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive initial notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within such time frame as is necessary to allow for a timely response and in any event within 30 days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such timely notice shall not release the Indemnifying Party from any of its obligations under this Section 6 except to the extent the Indemnifying Party is materially prejudiced by such failure. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party (upon advice of counsel) for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party, provided that the Indemnified Party and such counsel shall contest such Third Party Claims in good faith. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party’s expense, all such witnesses, records, materials and information in the Indemnifying Party’s possession or under the Indemnifying Party’s control relating thereto as is reasonably required by the Indemnified Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such Third Party Claim or (ii) settle or compromise any Third Party Claim in any manner that may adversely affect the Indemnified Party. Finally, no Third Party Claim which is being defended in good faith by the Indemnifying Party or which is being defended by the Indemnified Party as provided above in this Section 6(b) shall be settled by the Indemnified Party without the written consent of the Indemnifying Party.

7. Miscellaneous.

(a) Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors and accountants.

(b) Captions. The section numbers and captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

(c) Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed, if to any of the Purchasers or to the Sellers at the addresses set forth on the signature page hereof, or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopy or mailed.

(d) Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law.

(e) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

(f) Entire Agreement. This Agreement, together with the Funding Agreement, contains the entire understanding of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(g) Jurisdiction and Venue. Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any state or federal court sitting in Harris County, Texas, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a state or federal court sitting in Harris County, Texas, and any claim that any such proceeding brought in a state or federal court sitting in Harris County, Texas, has been brought in an inconvenient forum.

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by themselves or by their respective officers thereunto duly authorized, all as of the day and year first above written.

SELLER:	COMPANY REPORTER INVESTMENTS II, LP

	By:	/s/ Michael Long
Michael Long
President of General Partner
2476 Bolsover, #605
Houston, Texas 77005

ISSUER:	INTELLIHOME, INC.

	By:	/s/ Mark Trimble
Mark Trimble
President
5150 Franz Rd., Suite 100
Katy, Texas 77493

PURCHASERS:	STARR CONSULTING, INC.

	By:	/s/ Daniel Starczewski
	Name:	Daniel Starczewski
	Title:	President
Stock Purchased:
Address: 932 Burke St.
Winston Salem, NC 27101

POWER NETWORK, INC.

By:	/s/ Joe V. Overcash
Name:	Joe V. Overcash
Title:	President
Stock Purchased:
Address: 1020 Brookstown Ave., Ste. 30
Winston Salem, NC 27101

BAF CONSULTING, INC.

By:	/s/ Barbara Morelli
Name:	Barbara Morelli
Title:	President
Stock Purchased:
Address: 932 Burke St.
Winston Salem, NC 27101

NEW AGE SPORTS, INC.

By:	/s/ Ashley Martinez
Name:	Ashley Martinez
Title:	President
Stock Purchased:
Address: 1020 Brookstown Ave., Ste. 30
Winston Salem, NC 27101

PROJECT DEVELOPMENT, INC.

By:	/s/ Daniel Motsinger
Name:	Daniel Motsinger
Title:	President
Stock Purchased:
Address: 932 Burke St.
Winston Salem, NC 27101

SEVILLE CONSULTING, INC.

By:	/s/ Kelli M. Myers
Name:	Kelli M. Myers
Title:	President
Stock Purchased:
Address: 1020 Brookstown Ave., Ste. 30
Winston Salem, NC 27101

MBA INVESTORS

By:	/s/ Thomas Pierson
Name:	Thomas Pierson
Title:	President
Stock Purchased:
Address: 8050 W. University Dr. #202
Tamarac, FL 33321

YT2K, INC.

By:	/s/ Richard Muller
Name:	Richard Muller
Title:	President
Stock Purchased:
Address: 8050 W. University Dr. #202
Tamarac, FL 33321

ACTIVE STEALTH, LLC

By:	/s/ Richard Muller
Name:	Richard Muller
Title:	Manager
Stock Purchased:
Address: 8050 W. University Dr. #202
Tamarac, FL 33321